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                                  EXHIBIT 4.7





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                           DANIEL INDUSTRIES, INC.


               1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN



        1.     PURPOSE.

        This 1995 Non-Employee Directors' Stock Option Plan (this "Plan") of Daniel Industries, Inc., a Delaware corporation (the "Company"), is adopted, subject to stockholder approval to the extent required by Section 15 hereof, for the benefit of the directors of the Company, including advisory directors and directors who are full-time consultants to the Company, who at the time of their service are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.


        2.      ADMINISTRATION.

        This Plan shall be administered by the Board of Directors of the Company. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination by the Board of Directors, which determination shall be final and binding. Notwithstanding the above, the selection of Non-Employee Directors to whom Options are to be granted, the number of shares subject to any Option, the exercise price of any Option and the term of any Option shall be as hereinafter provided and the Board of Directors shall have no discretion as to such matters.





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        3.     OPTION SHARES.

        The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Common Stock, $1.25 par value per share (or such other par value as may be designated by act of the Company's stockholders, the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed 170,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 12 hereof. Such shares may be treasury shares or authorized but unissued shares.


        If any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.


        4.     GRANT OF OPTIONS.

        Subject to the provisions of Section 5 hereof, there shall be granted to each person who is a Non-Employee Director following the annual meeting of stockholders of the Company on February 1, 1996, an Option to purchase 15,000 shares of the Common Stock at an Option Price equal to the closing sale price per share, as reported on the New York Stock Exchange on such date.


        For so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall become a Non-Employee Director after the February 1, 1996 annual meeting of stockholders shall be granted, on the date of his initial election, an Option to purchase 15,000 shares of Common Stock at an Option Price equal to the closing sale price of a share of Common Stock on that date as reported on the New York Stock Exchange; provided that, if no sale of the Common Stock was reported on such date, then the fair market value shall mean the closing sale price of a share of the Common Stock as of the first preceding date for which such prices were reported;




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and provided further that if the Common Stock is no longer traded on the New
York Stock Exchange, the Board of Directors may provide for another means for determining the fair market value of a share of Common Stock on the date of grant.


        5.     DURATION OF OPTIONS.

        Subject to the vesting provisions of Section 6 hereof, each Option granted under this Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in Section 9 hereof.


        6.     AMOUNT EXERCISABLE.

        Each Option will be exercisable as follows:

        (a) Beginning on the day after the first anniversary of the date of grant, an Option may be exercised for up to 1/3 of the shares subject to the Option;


        (b) After the expiration of each succeeding anniversary date of the date of grant, an Option may be exercised for up to an additional 1/3 of the shares initially subject to the Option, so that after the expiration of the third anniversary of the date of grant, the Option shall be exercisable in full;


        (c) To the extent not exercised, installments shall be cumulative, and an Option may be exercised in whole or in part until it expires on the tenth anniversary of the date of grant.


        7.      EXERCISE OF OPTIONS.

        An optionee may exercise such optionee's Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so





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delivered, (ii) the number of shares of stock with respect to which such Option is to be exercised and (iii) the address to which the certificate representing such shares of stock should be mailed. To be effective, such written notice shall be accompanied by payment of the Option Price of each of such shares of stock, together with the amount of any required withholding tax.


        As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment of the Option Price of the shares of stock with respect to which such Option is to be exercised and (iii) payment of an amount necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, such certificate to be registered in the name of such optionee, shall be delivered to such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.


        8.      TRANSFERABILITY OF OPTIONS.

        Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), and shall be exercisable, during his lifetime, only by the optionee.


        9.      TERMINATION OF SERVICE, DEATH AND CHANGE IN CONTROL.

        In the event an optionee gives notice of his resignation from the Board of Directors before the expiration of the Option, the Option shall terminate on the earlier of the 30th day following the effective date of such resignation or the expiration date of the Option.






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        In the event an optionee gives notice that he does not intend to stand for reelection or is given notice that he will be asked to retire from the Board of Directors, then, notwithstanding Article 6 hereof, the Option shall become exercisable with respect to all shares subject thereto, and the Option shall terminate on the earlier of one year from the effective date of his retirement from the Board or the date of expiration of the Option.

        In the event of the death or disability of an optionee while a member of the Board of Directors, then, notwithstanding Article 6 hereof, the Option shall become exercisable with respect to all shares subject thereto and the Option shall terminate on the earlier of one year from the date of such death or disability or the date of expiration of the Option. After the death of the optionee, his executors or administrators, or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's termination, to exercise the Option pursuant to the terms of the Plan.


        If there shall occur a change in the control of the Company while any shares of Common Stock remain subject to an outstanding Option, then the Option shall terminate only upon the expiration of the Option without regard to the other provisions of this Section 9. For purposes of this Plan, a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof, provided, that, without limitation, such a change in control shall be deemed to have occurred if (i) any person, including a "person" as defined in Sections 13(d) (3) and 14(d)(2) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof.





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         10.    REQUIREMENTS OF LAW.

        The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Board of Directors has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board of Directors shall be final, binding and conclusive. If the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:


     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT of 1933 OR UNDER THE SECURITIES LAWS OF





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     ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH
     REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND
     SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION
     IS NOT REQUIRED FOR SUCH SALE OR TRANSFER."


The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.


         11.    NO RIGHTS AS STOCKHOLDER.

        No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.


         12.     Changes in the Company's Capital Structure.

        The existence of outstanding Options shall not affect in any manner the right of the Company (i) to make any change in the Company's capital structure or its business, (ii) to effect any merger or consolidation of the Company,
(iii) to issue any bonds, debentures or other evidences of indebtedness, (iv) to issue any preferred stock or any other securities affecting the Common Stock or the rights of the holders thereof, (v) to cause the dissolution of the Company or any sale or transfer of all or any part of the assets or business of the Company, or (vi) to take any other corporate action or proceeding, whether of a similar character or otherwise.





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        If the Company shall effect a reclassification of shares of Common
Stock, the payment of a stock dividend to holders of shares of Common Stock, or some other increase or reduction in the number of shares of Common Stock outstanding without receiving compensation therefor in money, services or property, then (i) the number, class and per share price of shares of Common Stock issuable upon the exercise of any outstanding Option shall be appropriately adjusted so that the optionee to whom such Option was granted shall be entitled upon the exercise of such Option to receive, for the same aggregate consideration, the same number and class of shares that such optionee would have received had such optionee exercised such Option immediately prior to the occurrence of the event requiring such adjustment and (ii) the aggregate number of shares of Common Stock, and the class thereof, that may be issued upon the exercise of Options that are not at the time outstanding shall be adjusted by substituting for such number and class that number and class of shares that would have been received by the holder of record of an equal number of outstanding shares of Common Stock as the result of the occurrence of the event requiring such adjustment.


        After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations under circumstances in which the Company is the surviving corporation, each holder of an outstanding Option shall be entitled upon the exercise of such Option to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock issuable upon the exercise of such Option, the number and class of shares or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of such Option.


        If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company dissolves, (i) subject to the provisions of clause (iii) of this grammatical paragraph, after the effective date of such merger or





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consolidation, as the case my be, each holder of any outstanding Option shall be entitled upon the exercise of such Option to receive, in lieu of shares of Common Stock, such shares or other securities as the holders of shares of Common Stock received pursuant to the terms of such merger or consolidation;
(ii) the Board of Directors of the Company, in its discretion, may waive any limitations set forth in or imposed pursuant to Section 6 hereof so that all outstanding Options shall be exercisable in full from and after a date prior to the effective date of such merger, consolidation or dissolution. as the case may be; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of such merger, consolidation or dissolution, provided that (x) notice of such cancellation shall be given to each holder of an outstanding Option and (y) such holder shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 6 hereof) during the 30-day period immediately preceding the effective date of such merger, consolidation or dissolution.


        Except as in this Paragraph 12 expressly provided, the issue by the Company of shares of any class, or securities convertible into shares of any class, for money or services or property, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or Option Price of any shares issuable upon the exercise of any outstanding Option.


         13.    AMENDMENT OR TERMINATION OF PLAN.

        The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the stockholders of the Company, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan; (b) reduce the Option Price permitted for the Options; or (c) extend the term during which an Option may be exercised or the termination date of this Plan unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of





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legal counsel to the effect that stockholder approval of the amendment is not required (i) by law, (ii) by the rules and regulations of, or any agreement with, the New York Stock Exchange or (iii) to make available to the optionee with respect to any option granted under this Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934 (the "1934 Act"), or any similar or successor rule. In addition, this Plan may not be amended more than once every six months with respect to the plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) of the Rules and Regulations under the 1934 Act other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.


        14.    WRITTEN AGREEMENT.

        Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.


        15.    EFFECTIVE DATE OF PLAN.

        This Plan shall become effective and shall be deemed to have been adopted on February 1, 1996, if within one year of that date either (i) it shall have been approved by the stockholders of the Company or (ii) the Board of Directors shall have received an opinion of legal counsel to the effect that such approval is not required (a) by law, or (b) to make available to the optionee with respect to the Option the benefits of Rule l6b-3 of the Rules and Regulations under the 1934 Act. No Option shall be granted pursuant to this Plan on or after February 1, 2006.